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                                                                  EXHIBIT 10.42


                                LOAN AGREEMENT



         This Loan Agreement (this "AGREEMENT") is made as of the 15th day of December, 1995 by and between 2010 UNION LIMITED PARTNERSHIP, a Washington limited partnership ("BORROWER") and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("LENDER") with respect to the following:


                                R E C I T A L S:

         A. Borrower is the owner of the leasehold estate under the Ground Lease (as such term is defined below) covering that certain real property located in the State of Washington more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the "LAND").

         B. The Land is improved with certain buildings and other Improvements (as hereinafter defined) owned in fee by Borrower, and the Land together with the Improvements and the Collateral (as hereinafter defined) located thereon is operated as a residential and/or healthcare and/or long-term care facility which provides various services for the infirm, frail and/or elderly, including, without limitation, residential, assistance with daily living functions, long term healthcare services and other medically related services (collectively, "ALF/ILF") licensed for one hundred nineteen (119) beds (the "FACILITY").

         C. Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, the amount of Six Million Five Hundred Fifty-Seven Thousand Dollars ($6,557,000), upon the terms and conditions set forth herein.

         NOW, THEREFORE, taking the foregoing Recitals into account, and in consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

         "ACCOUNT" shall have the meaning ascribed such term in the Pledge Agreement.

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         "ADJOINING PROPERTY" shall mean all roadways, sidewalks and curbs appurtenant to the Facility and all utility vaults which are under Borrower's control or which are required to be maintained by Borrower.

         "AFFILIATE" shall mean, with respect to any Person, any other Person which Controls, is controlled by or is under common Control with the first person.

         "AGREED RATE" shall mean the lesser of (a) the maximum rate permitted under the laws of the State of Washington or (b) the rate of Basic Interest set forth in the Note plus four percent (4%).

         "ALTERATIONS" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of, and all substitutions or replacements for, any of the Fixtures or Improvements, whether interior or exterior, structural or non-structural, ordinary or extraordinary. As used in this Agreement, "Alteration" shall not include any maintenance, repair, replacement or restoration work the cost of which is included in the Upgrade Expenditures.

         "ASSIGNMENT OF LEASES" shall mean an assignment of leases and rents in form and substance satisfactory to Lender executed by Borrower, as assignor, in favor of Lender, as assignee. Without limiting the generality of the foregoing, the Assignment of Leases shall assign the Facility Lease to Lender as additional collateral security for the Loan.

         "BASE YEAR" shall mean the calendar year ending December 31, 1997.

         "BASIC INTEREST" shall have the meaning ascribed such term in the Note.

         "BORROWER'S FISCAL YEAR" shall mean the twelve (12) month period beginning January 1 and ending December 31.

         "BRIM" shall mean Brim, Inc., an Oregon corporation.

         "BRIM MERGER" shall mean a merger of New Crossings with the Brim Subsidiary.

         "BRIM SUBSIDIARY" shall mean Brim Senior Living, Inc., an Oregon corporation, a wholly-owned subsidiary of Brim.

         "BUSINESS AGREEMENTS" shall mean any and all leases, rental agreements, management agreements, loan agreements, mortgages, deeds of trust, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Facility and which is binding upon Borrower or all or any portion of the Facility.





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         "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, State of New York are authorized, or obligated, by law or executive order, to close.

         "CASH FLOW INTEREST" shall have the meaning ascribed such term in the Note.

         "CCI" shall mean Capital Consultants, Inc., an Oregon corporation.

         "CCI CONVERSION" shall mean the conversion of CCI's preferred stock in New Crossings to common stock in New Crossings under that certain Securities Purchase Agreement and that certain Restructuring Agreement by and between CCI, as agent, and New Crossings which may result in CCI gaining Control in Tenant.

         "CLOSING" shall mean the consummation of the loan transaction provided for herein.

         "CLOSING PROCEDURE LETTER" shall mean a letter to the Title Company executed by Lender and Borrower setting forth directions for the Title Company in connection with the Closing and in the form of Exhibit B attached hereto.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all of Borrower's interest in all Fixtures, Personal Property and Intangible Property.

         "COLLATERAL ASSIGNMENT OF SUB-LEASE" shall mean that certain Specific Assignment of Sub-Lease, Subordination, Non-disturbance and Attornment Agreement of even date herewith between Lender, Borrower and New Crossings.

         "CONDEMNATION" shall mean either (a) the taking by a Condemnor of the Facility or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, (b) a voluntary sale or transfer of the Facility or any part thereof or interest therein by Lender to any Condemnor or to any other Person either under threat of condemnation or while legal proceedings for condemnation are pending, (c) a de facto condemnation by a Condemnor.

         "CONDEMNATION PROCEEDS" shall mean all compensation, awards, damages, rights of action and proceeds payable to Borrower or Lender by reason of any Condemnation of all or any portion of the Facility or the Collateral or any part of either.

         "CONDEMNOR" shall mean any Governmental Authority or Person having the power of condemnation.





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         "CONTROL" and "CONTROL" with correlative meanings for the terms
"controlling", "controlled by" and "under common control with" shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

         "COST OF LIVING INDEX" shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, United States Average, Subgroup "All Items" (1982 - 1984 = 100).

         "COUNTY" shall mean the county in which the Facility is located.

         "CPI INCREASE" shall mean the percentage increase in the Cost of Living Index from the first day of any Loan Year until the first day of the subsequent Loan Year; provided, however, that in no event shall the CPI Increase be a negative number.

         "DEBT SERVICE RESERVE" shall mean an amount equal to One Hundred Sixty-Seven Thousand One Hundred Forty-Nine and 25/100 Dollars ($167,149.25).

         "DEED OF TRUST" shall mean one or more deed(s) of trust, assignment(s) of rents, security agreement(s), financing statement(s) and fixture filing(s), in form and substance satisfactory to Lender, executed by Borrower in favor of Lender, creating a lien on the leasehold interest in the Land under the Ground Lease and all of Borrower's right, title and interest in and to the Improvements and the Collateral and all rights and easements appurtenant thereto.

         "ENVIRONMENTAL ACTIVITIES" shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Facility or located on or present on or under the Facility.

         "ENVIRONMENTAL INDEMNITY" shall mean an indemnity relating to Environmental Activities and other environmental matters concerning the Facility, of even date herewith, executed by Borrower in favor of Lender, in form and substance acceptable to Lender.

         "ESOP LBO" shall mean an employee stock option plan leveraged buy out.

         "EVENT OF DEFAULT" shall mean the occurrence of any of the events listed in Section 9.1(a) and the expiration of any applicable notice and cure period provided therein.





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

         "EXISTING ENCUMBRANCES" shall have the meaning given such term in
Section 4.1(c).

         "FACILITY LEASE" shall mean the sublease of the Facility from Borrower to New Crossings in form and substance satisfactory to Lender.

         "FINANCIAL STATEMENT" shall mean a financial statement of the party delivering such statement including a balance sheet, an income statement, a statement of cash flow, and, if applicable, a reconciliation of partnership capital accounts and income accounts and such other information or statements as may be reasonably required by Lender, all prepared in accordance with GAAP and certified as true and complete without qualification by a trustee, general partner or officer, as applicable, of the party delivering such statement.

         "FIXTURES" shall mean all property now or hereafter located on or about the Facility which is attached or appurtenant thereto.

         "GAAP" shall mean generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal or public utility.

         "GROSS REVENUES" shall be calculated according to GAAP and shall be defined as all revenues generated by the operation, sublease and/or use of the Facility in any way, excluding (a) contractual allowances (relating to any period between the Loan Closing Date and Maturity Date) for billings not paid by or received from the appropriate governmental agencies or third party providers; (b) all proper resident billing credits and adjustments according to GAAP relating to health care accounting; (c) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately;
(d) Gross Medicare Home Health Revenues; and (e) Gross Non-Medicare Home
Health Revenues.

         "GROSS MEDICARE HOME HEALTH REVENUES" shall be calculated according to GAAP and shall be defined as all revenues not disallowed by the Medicare program (or any successor program) for Medicare home health services provided by Borrower or any Affiliate of Borrower to the residents of the Facility.

         "GROSS NON-MEDICARE HOME HEALTH REVENUES" shall be calculated according to GAAP and shall be defined as all revenues generated by Borrower or any Affiliate of Borrower for non-





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


Medicare home health services to the residents of the Facility, excluding Gross Medicare Home Health Revenues.

         "GROUND LEASE" shall mean that certain Lease Agreement of Veterans of Foreign Wars Post 91 dated December 2, 1985, between Wild West Post No. 1 Veterans of Foreign Wars of the United States, a corporation, as lessor, and Borrower as lessee, as the same may be amended from time to time.

         "GROUND LESSOR" shall mean the holder of the lessor's interest under the Ground Lease.

         "HAZARDOUS MATERIALS" shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Facility or to persons on or about the Facility or cause the Facility to be in violation of any Hazardous Material Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of the Facility or the owners and/or occupants of property adjacent to or surrounding the Facility.

         "HAZARDOUS MATERIALS CLAIMS" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Facility, Lender or Borrower relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

         "HAZARDOUS MATERIALS LAWS" shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

         "IMPOSITIONS" shall mean, collectively, all taxes (including, but not limited to real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes), assessments, utility charges, operating expenses, refurnishings, maintenance, repair, refurbishing,





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

restoration, insurance premiums or any other charge or expense in connection with the Facility.

         "IMPROVEMENTS" shall mean all buildings, improvements, structures and Fixtures now or hereafter located on any of the Land, including, without limitation, parking lots and structures, roads, drainage and other utility structures and other so-called "infrastructure" improvements.

         "INSURANCE PROCEEDS" shall mean all proceeds of insurance payable as a result of any fire, earthquake, act of God, or other casualty to or in connection with the Facility or any part thereof.

         "INSURED PROPERTY" shall mean the Improvements, Fixtures and Personal Property.

         "INTANGIBLE PROPERTY" means all Permits and other intangible property or any interest therein now or on the Loan Closing Date owned or held by Borrower in connection with the Land, the Improvements or the Fixtures, or any business or businesses now or hereafter conducted by Borrower or any lessee thereon or with the use thereof, including all rights of Borrower in and to all leases, contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses and warranties (including those relating to construction or fabrication) related to the Land, the Improvements or the Fixtures, or any part thereof; provided, however, "Intangible Property" shall not include the general corporate trademarks, service marks, logos or insignia or books and records of Borrower.

         "INTENDED USE" shall mean the use of the Facility for operation of an ALF/ILF facility and for such other ancillary uses as may be necessary or incidental to such use.

         "IPO" shall mean an initial public offering of New Crossings.

         "LAND" shall have the meaning given such term in Recital A hereof.

         "LEGAL REQUIREMENTS" shall mean all federal, State, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Facility or the construction, use or alteration thereof, whether now or hereafter enacted and in force including, without limitation, the Americans With Disabilities Act, 42 U.S.C. Section Section 12101-12213 (1991) and including any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to the Facility, and all permits, licenses and authorizations and regulations relating thereto, and all





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covenants, agreements, restrictions and encumbrances running in favor of any
Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting the Facility.

         "LENDER" shall mean Nationwide Health Properties, Inc., a Maryland corporation, its successors and assigns and any party to which the Note is assigned or otherwise transferred.

         "LETTER OF CREDIT" shall mean an irrevocable letter of credit issued pursuant to the Letter of Credit Agreement.

         "LETTER OF CREDIT AGREEMENT" shall mean a letter of credit agreement on Landlord's then standard form as of the applicable date of determination.

         "LICENSING REQUIREMENTS" shall mean those Legal Requirements which specifically relate to the use of the Facility for the Intended Use.

         "LIEN" shall mean any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN" shall mean the loan described in this Agreement in the principal amount of the Loan Amount.

         "LOAN AMOUNT" shall mean the original principal amount of Six Million Five Hundred Fifty-Seven Thousand Dollars ($6,557,000), as such amount may be reduced through repayments by Borrower pursuant to the Note.

         "LOAN CLOSING DATE" all mean the date on which the Deed of Trust is recorded in the official records of the County.

         "LOAN DOCUMENTS" all mean the documents described in
Section 3.1 of this Agreement.

         "LOAN YEAR" shall mean the twelve (12) month periods commencing on January 1 of each year of the term of the Loan.

         "MGMT LBO" shall mean a leveraged buyout by existing management of New Crossing and/or Brim.

         "MATURITY DATE" shall mean the date set forth in the Note upon which the entire principal amount of the Loan shall be due and payable.





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

         "NET CONDEMNATION PROCEEDS" shall mean all Condemnation Proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' fees and expenses.

         "NET INSURANCE PROCEEDS" shall mean all Insurance Proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' fees and expenses.

         "NEW CROSSINGS" means New Crossings International Corporation, a Nevada corporation.

         "NHP/CROSSINGS LEASES" shall mean those certain leases between Lender as landlord and New Crossings as tenant of even date herewith covering the following leased premises: The Atrium, Canterbury Gardens and Ridge Point in Colorado; River Place in Idaho; Albany Residential, Courtyard Village, Forest Grove Residential, Heritage at Rogue Valley, Heritage at Mt. Hood and McMinnville Residential in Oregon; and Columbia in Washington.

         "NOTE" shall mean a secured promissory note, executed by Borrower as maker, in favor of Lender as holder, in form and substance satisfactory to Lender.

         "OLD CROSSINGS" shall mean Crossings International Corporation, a Washington corporation.

         "PERMITS" shall mean all permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of need, health care provider licenses, certificates of occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Facility for the Intended Use. As used herein, "quasi-governmental" shall include the providers of all utilities services to the Facility.

         "PERMITTED EXCEPTIONS" shall mean those title exceptions or defects which have been approved in writing by Lender and, with respect to the Land and Improvements, those exceptions or defects which Lender has approved in writing to appear as exceptions on the Title Policy.

         "PERSON" shall mean any individual, partnership, association, corporation, Governmental Authority or other entity.

         "PERSONAL PROPERTY" shall mean all Intangible Property and all machinery, equipment, furniture, tools, furnishings, movable walls or partitions, computers or trade fixtures or other personal property, and consumable inventory and supplies, acquired by or for the account of Borrower used or useful in the operation of Borrower's business at the Facility, whether now





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

owned or hereafter acquired by Borrower, together with all accessions, additions, parts, attachments, accessories or appurtenances thereto; provided, however, vehicles and supplies shall not be considered to be Personal Property.

         "PLEDGE AGREEMENT" shall mean a pledge agreement, executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, pursuant to which Borrower shall pledge the amounts deposited therein to Lender as security for the Loan.

         "POTENTIAL DEFAULT" shall mean the existence of any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

         "PROCEEDS" shall mean the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable.

         "STATE" shall mean the state or commonwealth in which the Facility is located.

         "SUBDIVISION MAP ACT" shall mean the statutes of the State of Washington which govern the division of real property for sale, lease or finance.

         "TITLE COMPANY" shall mean the underwriter of the Title Policy and shall be Chicago Title Insurance Company, whose address is 16969 Von Karman, Suite 200, Irvine, California 92714.

         "TITLE POLICY" shall mean a title insurance policy in the form of an American Land Title Association Loan Policy of Title Insurance (1970 Form B without modification), insuring that on the Loan Closing Date Borrower owns leasehold title to the Land under the Ground Lease and fee simple title to the Improvements and that the Deed of Trust is a valid first lien on the Facility in the amount of the Loan Amount. The Title Policy shall contain such endorsements and reinsurance agreements as Lender reasonably requires and shall be subject only to such exceptions to coverage as approved by Lender in writing prior to the Loan Closing Date.

         "UPGRADE EXPENDITURES" shall mean upgrades or improvements to the Facility which have the effect of maintaining or improving the competitive position of the Facility in its marketplace. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that neither capital improvements nor repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or





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

structural systems in the Facility) nor expenditures to keep the Facility functional, safe and/or licensed shall be considered to be Upgrade Expenditures.

         "WRITTEN AUTHORIZATION" shall mean a letter to the Title Company, in the form of Exhibit C, executed by Borrower and Lender, directing the Title Company to comply with the instructions in the Closing Procedure Letter.


                                   ARTICLE II
                                    THE LOAN

         2.1 AGREEMENT TO LEND AND BORROW. Subject to the terms and conditions of this Agreement, Lender will lend and Borrower will borrow up to the Loan Amount. Lender shall disburse the proceeds of the Loan in accordance with the provisions of Article V of this Agreement. Notwithstanding the parties' intention that the transaction contemplated by the Loan Documents is a loan to Borrower, Lender shall be entitled to account for the Loan on Lender's books in any manner that Lender elects in its sole discretion, and any such accounting by Lender shall not be deemed or construed to affect in any manner the rights and obligations of Borrower and Lender under the Loan Documents.

         2.2 EVIDENCE OF INDEBTEDNESS AND MATURITY. The Loan shall be evidenced by the Note in the principal amount of the Loan Amount. The outstanding principal balance of the Loan, together with accrued and unpaid Basic Interest thereon, Cash Flow Interest and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

         2.3 INTEREST. The Loan Amount shall bear interest at the rate per annum specified in the Note, which interest shall be due and payable as specified therein.

         2.4 SECURITY. Payment of the Note and performance of all of Borrower's other obligations under the Loan Documents shall be secured by the following: (a) the Deed of Trust; (b) the Assignment of Leases and Rents; (c) the Pledge Agreement; (d) the Collateral Assignment of Sub-Lease; and (e) such other security interests in property of Borrower as Lender shall require.

         2.5 GUARANTY; ENVIRONMENTAL INDEMNITY. Payment of the Note and performance of all of Borrower's obligations under the Loan Documents shall be guaranteed by Guarantor under the terms of the Guaranty. Lender shall be indemnified with respect to environmental matters by the Environmental Indemnity.

         2.6 PREPAYMENT. Borrower shall have no right to prepay the Loan Amount except as provided in the Note.





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



                                  ARTICLE III
                             CLOSING AND CONDITIONS

         3.1 CONDITIONS PRECEDENT. Lender shall not be obligated to make the Loan and to perform the remainder of its obligations under this Agreement unless all of the following conditions precedent are satisfied on or before December 20, 1995:

         (a) Borrower's delivery to Lender of the following documents, in form and context satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto;

                (i)    This Agreement;

                (ii)   The Note;

                (iii) The Deed of Trust, which shall be duly recorded in the Official Records of the County;

                (iv) UCC-1 Financing Statement(s) which shall be duly filed in the Office of the Washington Secretary of State and duly recorded in the Official Records of the County;

                (v) The Assignment of Leases and Rents, which shall be duly recorded in the Official Records of the County;

                (vi)   The Environmental Indemnity;

                (vii) The Pledge Agreement and UCC-1 Financing Statement(s) which shall be duly filed in the Office of the Washington Department of Licensing;

                (viii) The Guaranty;

                (ix)   The Facility Lease;

                (x)    The Collateral Assignment of Sub-Lease;

                (xi) An estoppel certificate and consent to assignment executed by the Ground Lessor with respect to the collateral assignment of the Ground Lease by Borrower to Lender as security for the Loan, in form and substance satisfactory to Lender; and

                (xii)  Such other documents that Lender may reasonably require.

         (b) Borrower shall have delivered to Lender each of the following items, all of which shall be in form and substance satisfactory to Lender:





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


                (i)    The Debt Service Reserve;

                (ii)   The policies of insurance required under this Agreement;

                (iii) Such evidence of the due execution, delivery and authorization of documents executed by Borrower in connection with this Agreement and the transactions contemplated hereunder as Lender may reasonably request;

                (iv) A preliminary title report with respect to the Facility and evidence satisfactory to Lender that the Title Company is unconditionally and irrevocably committed to issue the Title Policy; and

                (v) The prorated Basic Interest as provided in subparagraph 4(i) of the Note.

         (c) Delivery of the items described in the Article III to the Company shall be made pursuant to the Closing Procedure Letter.

         (d) Upon receipt of the items described in this Article III, and upon compliance with the other terms and conditions of this Agreement, Borrower and Lender shall execute and deliver to Title Company the Written
Authorization.

                                   ARTICLE IV
                              COSTS AND PRORATIONS

         4.1    CLOSING COSTS.

                (a)    Borrower shall pay:

                       (i) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any agreement or commitment described or referred to herein or the transactions contemplated herein;

                       (ii) all expenses of or related to the issuance of the Title Policy (including, but not limited to, insurance premiums, but not including the costs of any surveys required by Lender and the Title Company) and all escrow fees and charges;

                       (iii) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein; and





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

                       (iv) Borrower's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Borrower hereunder, including without limitation, the cost of all performances by Borrower of its obligations hereunder.

                (b)    Lender shall pay:

                       (i) any and all broker's fees or similar fees claimed by any party employed by Lender in connection with the transactions hereunder, provided, however, Lender shall not be deemed to have employed any party by merely receiving information concerning Borrower, the Facility or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential;

                       (ii) Lender's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered or to cause to be delivered, by Lender hereunder;

                       (iii)  all costs of any site inspections or
         environmental audits performed by or on behalf of Lender, including travel and out-of-pocket expenses for such inspections or audits.

                (c) The Facility is presently encumbered by certain deeds of trust and certain other security instruments (individually and collectively, the "EXISTING ENCUMBRANCES"). Borrower shall cause the Existing Encumbrances and all indebtedness secured thereby to be fully satisfied, released and discharged of record on or prior to the Loan Closing Date (recognizing that Borrower may use the proceeds of the loan contemplated hereby to satisfy the same). Borrower acknowledges that such satisfaction, release and discharge may involve prepayment penalties or premiums and other costs or expenses, all of which shall be paid by Borrower at its sole cost and expense on or before the Loan Closing Date.


                                   ARTICLE V
                           DISBURSEMENTS OF THE LOAN

         5.1 DISBURSEMENTS. Lender shall have no obligation to make disbursements of the Loan except as provided in Section 5.2 of this Agreement.

         5.2 AMOUNT OF AND CONDITIONS TO DISBURSEMENTS. Lender shall disburse the full amount of the Loan upon Borrower's delivery and satisfaction of the conditions precedent set forth in Section 3.1 of this Agreement.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article VI.

         6.1 TITLE. Borrower has good, marketable and insurable fee title to the Improvements and leasehold title to the Land under the Ground Lease, and the entire right, title, and interest in, the Facility, free and clear of any and all leases, Liens, encumbrances or other liabilities, subject only to the Permitted Exceptions.

         6.2 UTILITIES. To the best of Borrower's knowledge after due inquiry, the Facility has available to its boundaries adequate utilities, including, without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of the Facility for the Intended Use.

         6.3    PHYSICAL CONDITION; COMPLETENESS.

         (a) To the best of Borrower's knowledge after due inquiry, the Facility has been constructed in a good, workmanlike and substantial manner, free from material defects and in accordance with all Legal Requirements.

         (b) To the best of Borrower's knowledge after due inquiry, neither the zoning nor any other right to construct upon or to use the Facility is to any extent dependent upon or related to any real estate other than the Facility, the improvement of such other real estate or the payment of any fees for the improvement of such other real estate.

         (c) To the best of Borrower's knowledge after due inquiry, the Facility, and each portion thereof, is in good condition and repair and is free from material defects. Borrower will use its best efforts to maintain the Facility in good condition and repair.

         (d) To the best of Borrower's knowledge after due inquiry, there are no soil conditions adversely affecting the Facility.

         (e) To the best of Borrower's knowledge after due inquiry, there are and have been no Hazardous Materials installed or stored in or otherwise existing at, on, in or under the Facility which are or have been at any time in violation of any applicable Legal Requirements or which are or have been at any time in amounts or concentrations sufficient to require the reporting of such materials to any Governmental Authority.

         6.4    COMPLIANCE.

         (a) Borrower has obtained and shall maintain all consents, approvals, licenses, permits and other permissions related to the operation of the Facility for the Intended Use as are required under Legal Requirements and Licensing Requirements. Notwithstanding the foregoing, if any additional consents, approvals, licenses, permits or other permissions are required in connection with the operation of the Facility for the Intended Use, Borrower hereby agrees that Borrower shall, as promptly as practical, use its best efforts to obtain all such additional consents, approvals, licenses, permits and other permissions related to such Intended use and required under any of the Legal Requirements or Licensing Requirements.

         (b) To the best of Borrower's knowledge after due inquiry, Borrower has all Permits which are necessary for the use and operation of the Facility for the Intended Use.

         6.5 ZONING. To the best of Borrower's knowledge after due inquiry, the Facility is properly and fully zoned for the Intended Use and the Facility and the operation and use thereof, including, without limitation, all boundary line adjustments to the Facility, comply with all applicable Legal Requirements, including, without limitation, the Subdivision Map Act.

         6.6 NO NOTICES OF NON-COMPLIANCE. Borrower has received no notice that and, after due inquiry Borrower has no knowledge that (i) any Government Authority or any employee or official thereof considers that the operation or use of the Facility for the Intended Use has failed or will fail to comply with any Legal Requirements, (ii) any investigation has been commenced or is contemplated respecting any such possible or actual failure of the operation or use of the Facility for the Intended Use to comply with any of the Legal Requirements, and (iii) there are any unsatisfied requests for repairs, restorations or alterations with regard to the Facility from any Person, including, but not limited to, any lender, insurance carrier or Government Authority.

         6.7    DUE AUTHORIZATION, EXECUTION, ORGANIZATION, ETC.

         (a) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Borrower are, and on the Loan Closing Date will be, duly authorized, executed and delivered by and are binding in accordance with their terms upon Borrower, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

         (b) Borrower is a duly organized, validly existing limited partnership and is in good standing under the laws of the State of Washington and is duly authorized and qualified to do all things required of it under this Agreement and all of the Loan Documents within the State of Washington.

         (c) Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with this Agreement, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Borrower, Guarantor or the Facility.

         6.8    TRUE, CORRECT AND COMPLETE INFORMATION.

         (a) To the best of Borrower's knowledge after due inquiry, all documents, plans, surveys and other data or information prepared by parties other than Borrower or Borrower's agents or employees and provided to Lender in connection herewith, are true, correct and complete in all material respects and disclose all material facts with no material omissions with respect thereto.

         (b) All documents and other data or information prepared by Borrower or Guarantor or the agents or employees of either of them are true, correct and complete in all material respects with no material omissions with respect thereto.

         6.9 EXISTING AGREEMENTS. There are no material agreements or understandings (whether written or oral) to which Borrower is a party or is bound, including, without limitation, any Business Agreements, relating to the Facility or the operation or use thereof other than the Permitted Exceptions and those documents and instruments which have been delivered by Borrower to Lender prior to the Loan Closing Date.

         6.10 DEFAULT. As of the Loan Closing Date, Borrower is not in default with respect to any of its material obligations or liabilities pertaining to the Facility. Without limiting the foregoing, the Permitted Exceptions are free from the material default by Borrower and, to the best of Borrower's actual knowledge, by any other party thereto.

         6.11 LITIGATION; CONDEMNATION. To the best of Borrower's knowledge after due inquiry, there are no material actions, suits or proceedings pending or threatened before or by any judicial, administrative or union body, any arbiter or any Governmental Authority, against or affecting Borrower or the Facility or any portion thereof. To the best of Borrower's knowledge after due inquiry, there are no existing, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever.

         6.12   NO TAXES OR UTILITIES DUE.   Except as indicated in the
preliminary title report issued by the Title Company in preparation for the issuance of the Title Policy, Borrower is not in default in the payment of any and all insurance premiums relating to the Facility, real and personal property taxes and assessments on the Facility and the cost of all gas, water, electricity, heat, fuel, sewer, telecommunications and other utilities relating to the Facility.

         6.13 HAZARDOUS MATERIALS REPRESENTATIONS. Borrower hereby represents and warrants that the Facility and the Intended Use do currently, and will at all times throughout the term hereof continue to, comply with all applicable laws and governmental regulations including, without limitation, all Hazardous Materials Laws.

         6.14 OLD CROSSINGS AS SUBSIDIARY. Effective as of the Loan Closing Date, Old Crossings shall be a wholly-owned subsidiary of New Crossings.

         6.15 GROUND LEASE CONSENT. Borrower has reviewed the instrument to be delivered to Lender pursuant to Section 3.1(a)(x) above and represents to Lender that no further consent or approval by Ground Lessor or other party is required to effectuate the collateral assignment of the Ground Lease as security for the Loan as contemplated by this Agreement.

         6.16 VALIDITY OF GROUND LEASE. Borrower represents and warrants to Lender the following:

         (a) The Ground Lease is valid and in full force and effect on the date hereof, without amendment or modification thereto. The Ground Lease represents the entire agreement between Ground lessor and Borrower with respect to the Facility. To the best of Borrower's knowledge, no agreements other than the Ground Lease exist which affect Borrower's leasing of the Land and ownership of the Improvements or Borrower's obligations under the Ground Lease.

         (b) No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default by Borrower or, to Borrower's best knowledge, by Ground Lessor, under the Ground Lease.

         6.17 LOAN PROCEEDS. The proceeds of the Loan shall be used by Borrower for business or commercial purposes.



                                  ARTICLE VII
                             COVENANTS OF BORROWER

         As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as follows:

         7.1 NO LIENS; PERMITTED CONTESTS. Borrower shall not cause or permit any Lien to be placed or assessed against the Land or the Facility or the operation thereof. However, Borrower shall be permitted in good faith and at Borrower's expense to contest the existence, amount or validity of any Lien upon the Facility by appropriate proceedings sufficient to prevent the collection or other realization of the Lien or claim so contested as well as the sale, forfeiture or loss of any of the Facility or any interference with the payment of any amounts due under the Loan Documents to satisfy the same. Borrower shall provide Lender with security satisfactory to Lender, in Lender's reasonable judgment, to assure the foregoing. Borrower further agrees that each contest permitted by this Section 7.1 shall be promptly and diligently prosecuted to a final conclusion by Borrower.

         7.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower, at its expense, shall promptly (a) comply with all federal, state and local licensing and other laws and regulations applicable to an ALF/ILF as well as the certification requirements of Medicare or Medicaid (or any successor program), if applicable required to permit Borrower to serve its resident population. Further, if any applicable federal, state or local law requires that the Facility be licensed as an ALF/ILF for the use permitted under Section 7.3, Borrower shall ensure that the Facility is licensed in Borrower's name within ninety (90) days after the date of this Agreement, and throughout the term of the Loan Borrower shall ensure that the Facility continues to be licensed as an ALF/ILF with a licensed capacity of one hundred nineteen (119) units fully certified for participation in Medicare or Medicaid (or any successor program), if applicable, all without any suspension, revocation, decertification or limitation. Nothing contained in this Section 7.2 is intended to permit Borrower to reduce or eliminate its participation or the participation of the Facility in any Medicare or Medicaid (or any successor program) which exists as of the date this Agreement, except with the consent of Lender, which consent shall not be unreasonably withheld. Further, Borrower shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Facility.

         7.3 USE OF THE FACILITIES. Borrower shall continuously use and occupy the Facility only for the Intended Use. Borrower shall not decrease the number of beds being used for the Intended Use by Borrower in the Facility below one hundred nineteen (119), except with the prior written consent of Lender.

         7.4    PAYMENT OF IMPOSITIONS.  Subject to the provisions of Section
7.1 relating to permitted contests, Borrower shall pay and discharge all Impositions prior to delinquency or imposition of any fine, penalty, interest or cost, and Borrower will promptly, upon request by Lender, furnish to Lender copies of official receipts or other satisfactory proof evidencing such payments. Without limiting the generality of the foregoing, Borrower will pay or reimburse Lender for all Impositions which are sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes which are levied or imposed upon or measured by any amount payable under the Loan Documents.

         7.5 OTHER FACILITIES. Borrower acknowledges that Borrower's ability to repay the Loan is dependent, in part, on the concentration on the Facility of the ALF/ILF business of Borrower and its Affiliates in the geographical area of the Facility. Therefore, Borrower agrees that until the Loan and all other amounts owing to Lender under the Loan Documents have been paid in full, neither Borrower nor any of its Affiliates (including without limitation New Crossings and Old Crossings) shall, without the prior written consent of Lender, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Facility and the Intended Use thereof within a three (3) mile radius of the Facility; provided, however, that Borrower or its Affiliates may develop or purchase such other facilities within such radius of the Facility with the consent of Lender, which consent shall not be unreasonably withheld. In addition, in the event the Brim Merger occurs, the provisions of this Section 7.5 shall not apply to any facilities which, as of the date of this Agreement, are owned, operated or under development by the Brim Subsidiary.

         7.6 HAZARDOUS MATERIAL COVENANTS. Borrower's use of the Facility shall comply with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Borrower has received any Hazardous Materials Claim against the Facility, Borrower shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Lender's approval of the remediation plan, remedy any such problem to the satisfaction of Lender, in accordance with all Hazardous Materials Laws and good business practices.

         7.7 ENVIRONMENTAL MATTERS. Borrower shall immediately advise Lender in writing of (i) any Environmental Activities in violation of any Hazardous Materials Laws, (ii) any Hazardous Materials Claims against Borrower or the Facility, (iii) any remedial action taken by Borrower in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Facility in violation of any Hazardous Materials Laws, (iv) Borrower's discovery of any occurrence or condition on or in the vicinity of the Facility that materially increase the risk that such Facility will be exposed to Hazardous Materials, and (v) all communications to or from Borrower, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Facility, including copies thereof.

         7.8 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS. Lender shall have the right, at Borrower's sole cost and expense and with counsel chosen by Lender, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

         7.9 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Lender, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of, or in connection with this Agreement, the Facility, the operations of Borrower on the Facility, any Environmental Activities in connection with the Facility or any residual contamination affecting any natural resource or the environment; the violation, or alleged violation, of any Hazardous Materials Laws with respect to the Facility, including, without limitation, any Hazardous Materials Claims. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter. Borrower shall defend Lender against such matter at Borrower's sole cost and expense with legal counsel satisfactory to Lender. Lender may elect to defend the matter with its own counsel at Borrower's expense. The obligations on the part of Borrower set forth in this Section 7.9 shall survive the repayment of the Loan and the release and reconveyance of the lien of the Deed of Trust.

         7.10 LENDER INSPECTIONS. During normal business hours and, in the event of an emergency, at any time, Borrower shall permit Lender and Lender's representatives, inspectors and consultants to examine all contracts, books and records relating to Borrower's operations at the Facility, whether in the possession of Borrower or Borrower's contractors, subcontractors, representatives or consultants, and make copies of any such items at Lender's expense.

         7.11   FINANCIAL STATEMENTS OF BORROWER.

         (a) Within forty-five (45) days of the end of each of the first three quarters of Borrower's and New Crossings' Fiscal Year, Borrower shall deliver to Lender a quarterly Financial Statement for Borrower and for New Crossings for such quarter substantially in the form as previously provided to Landlord.

         (b) Within ninety (90) days of the end of each of Borrower's and New Crossings' Fiscal Years, Borrower shall deliver to Lender an annual internally prepared Financial Statement for Borrower and for New Crossings an annual consolidated Financial Statement audited by a certified public accounting firm acceptable to Lender in its reasonable discretion.

         (c) Promptly after the giving, sending or filing thereof, Borrower shall transmit to Lender (i) copies of all reports, if any, which Borrower or New Crossings or any of their respective subsidiaries or parent companies provide to the holders of their respective capital stock or other securities, and (ii) all reports or filings, if any, made by Borrower or New Crossings or any of their respective subsidiaries or parent companies to or with the Securities Exchange Commission or any national securities exchange.

         (d) All of the reports and statements required under Sections 7.11(a) and 7.11(b) shall be prepared in accordance with GAAP and Borrower's or New Crossings' accounting principles and procedures consistently applied.

         7.12   INTENTIONALLY OMITTED.

         7.13 STATEMENTS FOR FACILITY. Within thirty (30) days after the end of each calendar month, Borrower shall prepare and deliver to Lender a monthly financial report (in the form Borrower currently generates, together with any changes in such form that may be approved by Lender) consisting of a balance sheet, income statement, total patient days, occupancy and payor mix concerning the business conducted at the Facility. Without limitation, such reports shall clearly state Gross Revenues, Gross Medicare Home Health Revenues and Gross Non-Medicare Home Health Revenues for the applicable period.

         7.14   REGULATORY REPORTS.

         (a)    Borrower shall, promptly, but in any event no later than ten
(10) Business Days of receipt thereof, deliver to Lender all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Borrower as to the Facility and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs), if applicable, certification surveys and life safety code reports.

         (b) Within five (5) calendar days of receipt thereof, Borrower shall give Lender written notice of any violation of any federal, state or local licensing or reimbursement certification, statute or regulation, including, without limitation, Medicare or Medicaid (or successor programs), if applicable, any suspension, termination or restriction placed upon Borrower or the Facility, the operation of business thereon or the ability to admit patients, or any violation of any other permit, approval or certification in connection with the Facility or its business, by any federal, state or local authority, including, without limitation, Medicare or Medicaid (or successor programs), if applicable.

         7.15 REPRESENTATIONS AND WARRANTIES. Until the repayment in full of the Note and all other obligations secured by the Deed of Trust, the representations and warranties of Article VI shall remain true and complete.

         7.16 FURTHER ASSURANCES. Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorneys' fees) related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a certification of non-foreign status consistent with the requirements of Section 1445 of the Code.

         7.17 OPERATING LEASES. Other than the Facility Lease, Borrower shall not enter into any lease of all or any portion of the Facility without Lender's prior written approval which approval may be withheld at Lender's sole discretion. For purposes of this Agreement, a management or similar agreement shall be considered to be a lease. Any of the foregoing acts without such consent shall be void, but shall, at the option of

Lender in its sole discretion constitute an Event of Default hereunder.

         7.18 MAINTENANCE OBLIGATIONS. Borrower shall keep and maintain the Facility in good appearance, repair and condition and maintain proper housekeeping. Borrower shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Facility in good and lawful order and condition and in substantial compliance with any applicable requirements for the licensing of an ALF/ILF in the State of Washington and certification for participation in Medicare and Medicaid (or any successor programs), if applicable, or as otherwise required under all applicable local, state and federal laws. As part of Borrower's obligations under this Section 7.18, Borrower shall be responsible to maintain, repair and replace all Personal Property in good condition, ordinary wear and tear excepted, consistent with prudent industry practice for ALF/ILF facilities.

         7.19 UPGRADE EXPENDITURES. Without limiting Borrower's obligations to maintain the Facility under this Agreement, within thirty (30) days of the end of the first (1st) Loan Year, Borrower shall provide Lender with evidence satisfactory to Lender in the reasonable exercise of Lender's discretion that Borrower has in such first (1st) Loan Year spent on Upgrade Expenditures for the Facility at least One Hundred Thirty Thousand Dollars ($130,000). Such Upgrade Expenditures shall be referred to as the "FIRST YEAR UPGRADE EXPENDITURES." Thereafter, within thirty (30) days after the end of each remaining Loan Year commencing with the end of the fourth (4th) Loan Year, Borrower shall provide Lender with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Borrower has in such Loan Year spent on Upgrade Expenditures for the Facility an amount at least equal to the Required Average Upgrade Expenditures when averaged with the Upgrade Expenditures made in the then three (3) previous Loan Years. As used herein, the "REQUIRED AVERAGE UPGRADE EXPENDITURES" for any Loan Year shall be calculated as follows: In the first (1st) Loan Year an amount shall be calculated equal to Seventeen Thousand Eight Hundred Fifty Dollars ($17,850), which is One Hundred Fifty Dollars ($150.00) times the number of units in the Facility. For each subsequent Loan Year, the calculated amount for the previous Lease Year shall be adjusted for the CPI Increase. Commencing with the fourth (4th) Loan Year and every Loan Year thereafter, an average of such calculated amounts for the applicable Lease Year and the then previous three
(3) Lease Years shall be considered to be the Required Average Upgrade Expenditures; provided, however, Borrower shall receive a credit against the Required Average Upgrade Expenditures in Loan Years four (4), five (5) and six
(6) equal to (a) the First Year Upgrade Expenditures divided by four (4), times
(b) the Applicable Credit Percentage.  As used in the foregoing, the

"APPLICABLE CREDIT PERCENTAGE" shall be 75% in the fourth (4th) Loan Year; 50% in the fifth (5th) Loan Year; and 25% in the sixth (6th) Loan Year. For purposes of this Section 7.19 only, "evidence satisfactory to Lender" may consist of a certificate of the general partner of Borrower, certifying as to the matters set forth in this Section 7.19, together with, in Lender's sole discretion, an inspection by Lender and its representatives, inspectors and consultants of the Facility and/or of all contracts, books and records relating to Borrower's operations at the Facility. In the event that a material deficiency is found with respect to Borrower's obligations under this Section 7.19, in addition to any other rights and remedies provided to Lender under the Loan Agreement, Borrower shall pay for Lender's out-of-pocket costs for any such inspections. If Borrower fails to make at least the above amount of Upgrade Expenditures, Borrower shall promptly on demand from Lender (but in no event more than five days) pay to Lender the applicable shortfall in Upgrade Expenditures. Such funds shall be the sole property of Lender and Lender may in its sole discretion provide such funds to Borrower to correct the shortfall in Upgrade Expenditures or may simply retain such funds as supplemental interest hereunder.

         7.20 DEBT SERVICE RESERVE. Concurrently with the making of the Loan, Borrower shall deposit into the Account immediately available funds in the amount of the Debt Service Reserve, which Debt Service Reserve shall be held by Lender as additional security for Borrower's obligations under the Loan Documents. Lender shall not be deemed a trustee as to the Debt Service Reserve. Lender shall be entitled to draw on the Debt Service Reserve one or more times for the purpose of compensating Lender for any amounts due to Lender under the Loan Documents by reason of an Event of Default occurring under any of the Loan Documents. Any amount drawn by Lender shall not be deemed: (a) to fix or determine the amounts to which Lender is entitled to recover under the Loan Documents or otherwise; (b) to waive or cure any default under any of the Loan Documents; or (c) to limit or waive Lender's right to pursue any remedies provided for in any of the Loan Documents. If all or any portion of the Debt Service Reserve is drawn against by Lender pursuant to the provisions of this
Section 7.20, Borrower shall, within ten (10) days after written demand by Lender, deposit into the Account immediately available funds equal to the amount so drawn by Lender such that at all times during the term of this Agreement Lender shall have the ability to draw upon the entire amount of the Debt Service Reserve. Borrower shall have the right to substitute a Letter of Credit for the Debt Service Reserve, issued by a financial institution mutually acceptable to Lender and Borrower. In the event that Borrower substitutes a Letter of Credit, Borrower and Lender shall execute a Letter of Credit Agreement.

         7.21 OWNERSHIP OF FACILITY. Borrower will not, without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion, enter into any agreement for the sale, transfer or conveyance of title to the Facility, or any part thereof or interest therein, or sell, transfer, or convey, in any manner whatsoever, whether voluntarily or by operation of law, title to the Facility, or any part thereof or interest therein. Except for the Facility Lease and except with respect to leases to residents of the Facility and providers of incidental services to residential tenants, such as barber shops, beauty shops and the like, provided, that the square footage of space in the Facility allocated to such providers shall not exceed in the aggregate five percent (5%) of the total square footage of the building included in the Facility. For the purposes of this Section 7.21, a management or similar agreement entered into by Borrower with any entity other than New Crossings shall be considered to be a breach hereof. No partnership interest in Borrower may be assigned, transferred, hypothecated, pledged or disposed of in any manner, whether voluntarily or by operation of law, without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower will not suffer or permit any amendments to Borrower's partnership agreement, or waive any requirement for a capital contribution or loan to the Partnership from any partner, without the prior written consent of Lender. If, without the prior written consent of Lender, (a) the Facility or any part thereof is sold, transferred or conveyed in any manner whatsoever (including without limitation a prohibited management agreement, or (b) any partnership interest of Borrower is assigned, conveyed, hypothecated or transferred in any manner whatsoever, or
(c) there occurs a transfer, assignment, sale, hypothecation or other disposition of any stock of New Crossings or Old Crossings which results in a change in the Person which ultimately exerts effective Control over the management of the affairs of New Crossings or Old Crossings as of the date hereof, the Loan may be declared due and payable at the option of Lender. Notwithstanding the foregoing, nothing contained in this Section 7.21 is intended to restrict the authority of the respective boards of directors of New Crossings or Old Crossings to appoint officers or management of New Crossings or Old Crossings. Also notwithstanding anything to the contrary contained in this Section 7.21, in no event shall (i) the IPO; or (ii) the Brim Merger; or
(iii) the Mgmt LBO; or (iv) the ESOP LBO; or (v) the exercise of the rights of CCI to convert its preferred stock in New Crossings to common stock pursuant to the CCI Conversion, be deemed to be a breach of this Section 7.21; provided, however, that, without limiting anything in this Section 7.21, (x) after the IPO, any transfer, assignment, sale, hypothecation or other disposition of the voting stock of New Crossings which results in twenty-five percent (25%) or more of the voting stock of New Crossings being held by any Person or related group of Persons who did not have such ownership after the IPO shall be deemed to be a breach of this Section 7.21; and (y) after the Brim Merger, the Control of the surviving corporation must be held by Tenant or Brim and (z) with respect to the Mgmt LBO or the ESOP LBO,

Lender must have approved in advance, upon its reasonable discretion, the terms of any leveraged buyout.

         7.22   GROUND LEASE.

         (a) Borrower agrees to pay to Lender at least five (5) days in advance of when the same shall become due and payable, any and all amounts and obligations of Borrower as lessee under the Ground Lease, including without limitation rent and any other charges or obligations due thereunder. Borrower acknowledges that Lender will use such amounts paid by Borrower to make payment to Ground Lessor under the Ground Lease.

         (b) At all times prior to the repayment of the Loan, the following shall require the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion: (i) any assignment of Borrower's rights and/or obligations under the Ground Lease by operation of law or otherwise, except that Lender's consent shall not be required for an assignment of the Ground Lease to an Affiliate of Borrower; (ii) any termination of the Ground Lease upon the expiration of its term or otherwise; or (iii) any material amendment or modification to the terms of the Ground Lease.

         (c) In the event Borrower purchases fee title to the Facility, the Loan and all instruments which evidence or secure the Loan, including without limitation the Deed of Trust, shall continue in full force and effect pursuant to the terms hereof.

         (d) Borrower hereby covenants and agrees that it will not violate or breach any of the terms, covenants or conditions of the Ground Lease or do or permit any act which would violate, breach or be contrary to the Ground Lease or cause the Ground Lease to be terminated. Borrower agrees to protect, indemnify, defend, save and hold harmless Lender from and against any foreseeable or unforeseeable claim, action, suit, proceeding, loss, costs, damage, liability, penalty or expense (including, without limitation, attorneys' fees and costs), directly or indirectly resulting from, arising out of, or based upon Borrower's failure to comply with the terms, covenants or conditions of the Ground Lease. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter or Lender may elect to defend such matter with its own counsel. The obligations on the part of Borrower under the terms of this indemnity shall survive the repayment or earlier termination of the Loan.

         7.23 FACILITY LEASE COVENANTS. In addition to any other provision of the Loan Documents, Borrower agrees that without the prior written consent of Lender in Lender's sole and absolute discretion (a) Borrower shall not agree with New Crossings to amend or modify any material provision of the Facility Lease; (b) Borrower shall diligently exercise all of its rights and remedies against New Crossings under the Facility Lease and shall promptly deliver all notices which are a condition precedent to such exercise; (c) Borrower shall not waive or agree to forebear from exercising any of its rights or remedies under the Facility Lease; and (d) Borrower shall promptly give Lender written notice of any matter, thing or event which is a default by New Crossings under the Facility Lease or which, with the passing of time or the giving of notice, could ripen into a default by New Crossings under the Facility Lease.

                                  ARTICLE VIII
                             INSURANCE REQUIREMENTS

         8.1    INSURANCE TYPES.

         (a) Borrower shall maintain at its sole cost and expense, the following insurance on or in connection with the Facility:

                (i) Insurance against loss or damage to the Insured Property from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, (if the facility is located in a flood zone and with coverage of not less than $5,000,000 per policy year) vandalism, earthquake (if the Facility is located in an earthquake zone and with coverage of not less than $5,000,000 per policy year), malicious mischief or any other risk as is normally covered under an extended coverage endorsement, in an amount that is not less than the full insurable value of such Insured Property, including all equipment and personal property used in the operation of the Facility, but in no event less than the Loan Amount. The term "FULL INSURABLE VALUE" as used in this Agreement shall mean the actual replacement value of the Facility (including all improvements) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section 8.1(a)(i) will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty.

                (ii) Borrower shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Facility and the adjoining sidewalks and passageways, such insurance to include a broad form endorsement and to afford protection to Lender and Borrower of not less than Five Million Dollars ($5,000,000) with respect to bodily injury or death to any one person, not less than Five Million Dollars ($5,000,000) with respect to any one accident, and not less than Five Million Dollars ($5,000,000) with respect to property damage; provided, that Lender and Borrower in their reasonable judgement shall agree in the future to increase such limits to the extent that any such increase may be reasonable and customary for transactions and properties similar to the Facility.

                (iii) Borrower shall maintain insurance against liability imposed by law upon Borrower and its Affiliates for damages on account of professional services rendered or which should have been rendered by Borrower or any person for which acts Borrower is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Five Million Dollars ($5,000,000) for each claim and Five Million Dollars ($5,000,000) in the aggregate.

                (iv) Borrower shall comply with all legal requirements regarding workers' compensation, including any requirement to maintain workers' compensation insurance against claims for injuries sustained by Borrower's employees in the course of their employment.

                (v) If a boiler and/or pressure vessel is located at the Facility, Borrower shall maintain boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any of the Fixtures or any other equipment on or in the Facility which are capable of bursting or exploding, in an amount not less than Five Million Dollars ($5,000,000) for damage to property, bodily injury or death resulting from such perils.

                (vi) Borrower shall maintain business interruption and extra expense insurance insuring a period of not less than one (1) year; provided that so long as Borrower pays Basic Interest, Cash Flow Interest and any other amounts to be paid by Borrower under the terms of the Loan Documents, Borrower shall be entitled to receive all proceeds of such insurance.

                (vii) Such other insurance on or in connection with the Facility and the Insured Property as Lender may reasonably require, which at the time is commonly obtained in connection with properties similar to such Facility.

         (b) All insurance required to be carried pursuant to this Article VIII shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the State, having a general policyholders rating of not less than an "A-11" and financial rating of not less than "XII" in the then most current

Best's Insurance Report. Any and all policies of insurance required under this Agreement shall name Lender as an additional insured and shall be on an "occurrence" basis. In addition, Lender shall be shown as the loss payable beneficiary under the property insurance policy maintained by Borrower pursuant to Section 8.1(a)(i).

         (c) Notwithstanding the foregoing, Borrower may provide the insurance described in this Article VIII in whole or in part through a "blanket" or "umbrella" policy or policies; provided, however, that any such policy or policies shall: (i) otherwise comply with this Article VIII, (ii) allocate to the Facility the full amount of insurance required hereunder, and
(iii) contain, permit or otherwise unconditionally authorize the waiver contained in Section 8.4. The amount of insurance allocated to the Facility pursuant to any such policy or policies shall either be set forth in such policy or policies or a written statement from such insurer delivered to Lender.

         8.2 DEDUCTIBLE AMOUNTS. The policies of insurance which Borrower is required to provide under this Article VIII will not have deductibles or self-insured detentions in excess of Fifty Thousand Dollars ($50,000).

         8.3 EVIDENCE OF INSURANCE. As evidence of the insurance coverage required to be carried by Borrower pursuant to this Article VIII, Borrower shall deliver to Lender original policies or satisfactory certificates issued by the insurance carrier evidencing the existence of all policies of insurance required by this Agreement and showing the interest of Lender. Evidence of such insurance coverage shall be delivered to Lender promptly upon the Loan Closing Date. If Lender is provided with a certificate, Borrower shall provide Lender with a complete copy of the insurance policy evidenced by such certificate within thirty (30) days of the Loan Closing Date. Each policy and certificate shall provide that such policy shall not be subject to material alteration to the detriment of Borrower or Lender or to cancellation without ten (10) days prior written notice to Lender. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Lender at least ten (10) days prior to the expiration dates of the policies. If Lender is provided with a certificate for a renewal policy, Borrower shall deliver a copy of the complete renewal policy to Lender within thirty (30) days of the expiration of the replaced policy. Should any policy expire or be cancelled and should Borrower fail to immediately procure other insurance as specified herein, Lender reserves the right, but shall have no obligation, to procure such insurance for the benefit of Lender and Borrower, at Borrower's sole cost and expense. Any claims under any policies of insurance described in this Article VIII shall be adjudicated by and at the expense of Borrower or of its insurance carrier, but shall be subject to joint control of Borrower and Lender.

         8.4 WAIVER OF SUBROGATION. Borrower and Lender hereby waive to each other all rights of subrogation, which any insurance carrier, or either of them, may have as to Lender to Tenant by reason of any provision in any policy of insurance required to be carried by Borrower pursuant to this Agreement, provided such waiver does not thereby invalidate the policy of insurance.

         8.5 ADDITIONAL INSURED. Any and all policies of insurance required under this Agreement shall name Lender as an additional insured and shall be an "occurrence" basis. Lender's lenders, if any, shall also be included as an additional insured under the coverage specified in this Article VIII. Each insurance policy required to be carried pursuant to this Article VIII shall (a) contain standard non-contributory mortgagee clauses (438 BFU) in favor of and acceptable to Lender's lenders, if any, and (b) name Lender as a loss payee under a standard loss payee clause.

         8.6 NO SEPARATE INSURANCE. Borrower and Lender to carry insurance concurrent in form or contributing in the event of loss with the insurance required by this Article VIII unless (a) Lender, and any lender of Lender, are named as additional insureds as provided in Section 8.5, (b) Lender approves such separate insurance, and (c) such separate insurance shall otherwise comply with this Article VIII. Upon obtaining any such separate insurance, Borrower shall immediately deliver original or certified policies of such insurance to Lender.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

         9.1    EVENTS OF DEFAULT.

         (a) The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" on the part of Borrower under this Agreement:

                (i) The failure to pay within five (5) calendar days of the date when due any amount due under the Note or other Loan Documents;

                (ii) The failure to pay within five (5) calendar days of the date when due any Impositions unless before the payment date for the applicable Impositions Borrower obtains a bond, title insurance or other surety acceptable to Lender adequately protecting the Facility from any lien resulting from non-payment;

                (iii) A material default by Borrower under any other obligation owed by Borrower to Lender or any Affiliate of Lender, which default is not cured within any applicable cure period provided in the documentation for such obligation;

                (iv) A material default by Borrower or New Crossings with respect to any obligation which affects the Facility or any of the "Premises" (as such term is defined in the NHP Crossings Leases) under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation;

                (v) Any material misstatement or omission of fact in any written report, notice or communication from Borrower, New Crossings or Old Crossings to Lender with respect to Borrower, New Crossings or Old Crossings or the Facility;

                (vi) Any change (voluntary or involuntary, by operation of law or otherwise) in the Persons, which ultimately exert effective control over the management of the affairs of Borrower, New Crossings and/or Old Crossings as of the date hereof; provided, however, nothing contained in this Section 9.1(a)(vi) is intended to restrict the authority of the respective boards of directors of New Crossings or Old Crossing to appoint officers or management of New Crossings or Old Crossings, and the following shall not be deemed to be an Event of Default under this Section 9.1(a)(vi): an IPO; Brim Merger; or the CCI Conversion;

                (vii) An assignment by Borrower or New Crossings of all or substantially all of its property for the benefit of creditors;

                (viii) The appointment of a receiver, trustee or liquidator for Borrower or New Crossings, or any of the property of Borrower or New Crossings, if within three (3) Business Days of such appointment Borrower does not inform Lender in writing that Borrower or New Crossings intends to cause such appointment to be discharged or Borrower or Guarantor does not thereafter diligently prosecute such discharge to completion within thirty (30) days after the date of such appointment;

                (ix) The filing by Borrower or New Crossings of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Borrower or New Crossings by any other party and Borrower does not within three (3) Business Days of any such filing inform Lender in writing of the intent by Borrower or New Crossings to cause such petition to be dismissed, if Borrower or Guarantor does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

                (x) Any representation or warranty of Borrower or New Crossings or Old Crossings in (A) any document submitted to Lender in connection with any of the Loan Documents, or other document or agreement relating thereto, or (B) any of the Loan

Documents, (C) any Financial Statement, certificate or other financial information delivered to Lender, or (D) any verbal statements by Borrower, New Crossings or Old Crossings which were relied upon by Lender, shall be materially incorrect or misleading as of the date made;

                (xi) The occurrence of a default under the Assignment of Leases and Rents, Collateral Assignment of Sub-Lease or under any of the other Loan Documents;

                (xii) The failure to perform or comply with any other provision of this Agreement or any of the other Loan Documents (other than those provision set forth in Section 9.1(b) below) not requiring the payment of money; provided however, the default described in this Section 9.1(a)(xii) is curable and shall be deemed cured, if: (a) within three (3) Business Days of Borrower's receipt of a notice of default from Lender, Borrower gives Lender notice of its intent to cure such default; and (b) Borrower cures such default within thirty (30) days after such notice from Lender, unless such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Borrower, and cure after such thirty (30) day period will not have a material and adverse effect upon the Facility, in which case such default shall not constitute an Event of Default if Borrower uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof; provided, however, no such default shall continue for more than one hundred twenty (120) days from Borrower's receipt of a notice of default from Lender;

                (xiii) A material default by New Crossings as tenant under the Facility Lease, which default is not cured within any applicable cure period provided in the Facility Lease (not counting the affect of any waiver or forbearance by Borrower as landlord under the Facility Lease);

                (xiv) A material default by Borrower as lessee under the Ground Lease, which default is not cured within any applicable cure period provided in the Ground Lease.

         (b) There shall be no cure period in the event of the breach by Borrower of (i) the obligation to provide replacement policies of insurance as required in Article VIII above, or (ii) the provisions of Section 7.5.

         (c) All notice and cure periods provided herein or in any other Loan Document shall run concurrently with any notice or cure periods provided by applicable law.

         9.2    REMEDIES.

         (a) Notwithstanding any provision to the contrary herein or in any of the other Loan Documents, upon the occurrence of an Event of Default under this Agreement, or upon an Event of Default under any of the other Loan
Documents: (i) Lender's obligation to make further disbursements of the Loan, if any, shall cease, and (ii) Lender shall, at its option, have the rights and remedies provided in the Loan Documents, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or further notice of any kind, to apply any of Borrower's funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due, to draw on the Account (or a Letter of Credit if the same replaces the Account) and apply such withdrawal to the outstanding indebtedness under the Note whether or not such indebtedness is then due and to obtain the appointment of a receiver and (iii) Lender may pursue any remedies available to it pursuant to at law or in equity. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deed of Trust.

         (b) All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Note, the Deed of Trust or any of the other Loan Documents or by law. The exercise of any rights of Lender hereunder shall not in any way constitute a cure or waiver of a default hereunder or elsewhere, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its other rights hereunder or elsewhere unless, in the exercise of said rights, Lender realizes all amounts owed to it hereunder and under the Note, the Deed of Trust and the other Loan Documents.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 ASSIGNMENT. Borrower shall not assign any of its rights under this Agreement.

         10.2 NOTICES. All notices, demands, certificates, requests, consents, approvals, and other similar instruments under this Agreement shall be made in writing and shall be deemed to have been properly given upon actual receipt thereof or within two (2) Business Days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid to the below address. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Refusal to accept delivery shall be deemed to be delivery. If Borrower is not an individual, notice may be made to any officer, general partner or principal thereof. In the event Lender notifies Borrower of the name and address of

Lender's lender, Borrower shall cause a copy of all notices delivered to Lender by Borrower to be concurrently therewith delivered to such lender.

To Lender:                                 Nationwide Health Properties, Inc.
                                           4675 MacArthur Court, Suite 1170
                                           Newport Beach, California 92660
                                           Attention: President
                                           Fax No.: (714) 251-9644

with a copy to:                            O'Melveny & Myers
                                           610 Newport Center Drive, Suite 1700
                                           Newport Beach, California 92660
                                           Attention: Chairman,
                                                      Real Estate Department
                                           Fax No.: (714) 669-6993

To Borrower:                               1201 Pacific Avenue
                                           Suite 1800
                                           Tacoma, Washington 98402
                                           Attention: Richard W. Boehlke
                                           Fax No.: (206) 383-9979

with a copy to:                            Bogle & Gates
                                           4700 Two Union Square
                                           Seattle, Washington 98101
                                           Attention: Bruce L. Holland, Jr.
                                           Fax No.: (206) 671-2660

              10.3 INCORPORATION OF RECITALS AND EXHIBITS. The recitals and exhibits hereto are hereby incorporated into this Agreement and made a part hereof.

              10.4 TITLES AND HEADINGS. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              10.5 BROKERS. Lender and Borrower represent to each other that neither of them knows of any brokerage commissions or finders' fee due or claimed with respect to the transaction contemplated hereby. Lender and Borrower shall indemnify and hold harmless the other party from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

              10.6 CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

              10.7    CHOICE OF LAW.   Lender and Borrower agree that, except
to the extent set forth in the Deed of Trust, the rights and obligations under this Agreement and the other Loan Documents shall be governed by an construed and interpreted in accordance with the internal law of the State of Washington without giving effect to the conflicts-of-law rules and principles of such state.

              10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

              10.9 TIME IS OF THE ESSENCE. Time is of the essence in this Agreement.

              10.10 ATTORNEYS' FEES. Borrower agrees to pay Lender all costs and expenses, including, without limitation, attorneys' fees and costs, incurred by Lender in enforcing any of the terms, covenants or conditions of this Agreement. The terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

              10.11 AUTHORITY TO FILE NOTICES. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

              10.12 DISCLAIMER BY LENDER. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Facility. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Facility. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and acts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

              10.13 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, its directors, officers, agents and employees from and against any and all liability, expense, loss or damage of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees and costs, on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith, unless such suit, claim or demand is caused solely by the willful misconduct or gross negligence of Lender, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof.

              10.14 INCONSISTENCIES WITH LOAN DOCUMENTS. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of the Loan Document shall govern and prevail.

              10.15 DISBURSEMENTS IN EXCESS OF LOAN AMOUNT. In the event the total disbursements by Lender exceed the Loan Amount, to the extent permitted by the laws of the State of Washington, the total of all disbursements shall be secured by the Deed of Trust. All other sums expended by Lender pursuant to this Agreement or any other Loan Document shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deed of Trust.

              10.16 PARTICIPATIONS. Lender shall have the right at any time to sell, assign or transfer the Loan or the Note or to sell or grant participations in all or any part therein, all without notice to or the consent of Borrower. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each holder of the Note or the Loan or each participant or assignee of all or any part of the Loan or Note. Lender may disclose to third parties, including without limitation, prospective purchasers of the Loan or participation interests therein, financial or other information in Lender's possession regarding Borrower, Guarantors or the Facility.

              10.17 ENTIRE AGREEMENT. This Agreement and the Loan Documents constitute the entire agreement and understanding of Lender and Borrower with respect to the matters set forth herein and therein. No representation, warranty, covenant, promise, understanding or condition shall be enforceable against any party unless it is contained in this Agreement or the Loan Documents.

              10.18 SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement or any Loan Document shall not affect the validity or enforceability of any other provision.

              10.19 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF WASHINGTON, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Borrower designates and appoints Richard W. Boehlke, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower as provided in this Agreement; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service of process sufficient for personal jurisdiction in any action against Borrower in the State of Washington may be made by registered or certified mail, return receipt requested, to Borrower as provided in this Agreement, and Borrower hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

              10.20 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHTS TO A JURY TRIAL IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and Lender each acknowledge that this waiver is a material inducement for Borrower and Lender to enter into a business relationship, that Borrower and Lender have already relied on this waiver in entering into this Agreement and the other Loan Documents and that each will continue to rely on this waiver in their related future dealings. Borrower and Lender further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

              10.21 TERMINOLOGY. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same. Except as otherwise indicated, all Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Exhibits in or to this Agreement.

              10.22 INTERPRETATION. Both Borrower and Lender have been represented by counsel and this Agreement has been freely and fairly negotiated. Consequently, all provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

              10.23 ESTOPPEL CERTIFICATES. Each of Lender and Borrower shall, at any time upon not less than five (5) days prior written request by the other party, execute, acknowledge and deliver to the requesting party or its designee a statement in writing, executed by an officer or general partner certifying that the Loan Documents are unmodified and in full force and effect (or, if there have been any modifications, that this Loan Documents are in full force and effect as modified, and setting forth such modifications), the dates to which Basic Interest, Cash Flow Interest and additional charges hereunder have been paid, certifying that no default by either Lender or Tenant exists hereunder or specifying each such default and as to other matters as the requesting party may reasonably request.

              10.24 ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                 IN WITNESS HEREOF, Borrower and Lender have caused this Agreement to be executed and delivered as of the date first above written.

                                          "LENDER"

                                          NATIONWIDE HEALTH PROPERTIES, INC.,
                                          a Maryland corporation



                                          By:
                                                 ----------------------------
                                          Name:  T. Andrew Stokes
                                          Title: Vice President


                                          "BORROWER"

                                          2010 UNION LIMITED PARTNERSHIP
                                         a Washington limited partnership



                                         By:
                                             ----------------------------
                                             Richard W. Boehlke,
                                             its general partner

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND

                           (UNION PARK AT ALLENMORE)


ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF WASHINGTON, COUNTY OF PIERCE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LEASEHOLD INTEREST CREATED PURSUANT TO LEASE AGREEMENT OF VETERANS OF FOREIGN WARS POST 91, DATED DECEMBER 2, 1985, BY AND BETWEEN WILD WEST POST NO. 91 VETERANS OF FOREIGN WARS OF THE UNITED STATES, A CORPORATION, AS LESSOR, AND 2010 UNION LIMITED PARTNERSHIP, A WASHINGTON LIMITED PARTNERSHIP, AS LESSEE, RECORDED ON OCTOBER 29, 1987 AS INSTRUMENT NO. 8710290147 OF THE OFFICIAL RECORDS OF PIERCE COUNTY, WASHINGTON, AS AMENDED BY THAT CERTAIN AMENDMENT OF LEASE AGREEMENT DATED APRIL 15, 1993 AND THAT CERTAIN LEASE AMENDMENT DATED DECEMBER 15, 1995.

PARCEL A:

BEGINNING 362 FEET SOUTH OF THE NORTHWEST CORNER OF GOVERNMENT LOT 1, IN
SECTION 7, TOWNSHIP 20 NORTH, RANGE 3 EAST OF THE WILLAMETTE MERIDIAN; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 38.00 FEET; THENCE SOUTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 180.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 18.00 FEET; THENCE SOUTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 18.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 142.00 FEET; THENCE NORTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 158.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1,
9.00 FEET; THENCE NORTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 40.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 47.91 FEET TO THE WESTERLY RIGHT OF WAY LINE OF UNION AVE. AS CONVEYED TO THE CITY OF TACOMA BY DEED RECORDED DECEMBER 6, 1966, UNDER RECORDING NUMBER 2171084; THENCE SOUTHERLY ALONG SAID WESTERLY RIGHT OF WAY LINE 321.34 FEET TO THE SOUTH LINE OF THE NORTH 679.00 FEET, AS MEASURED ALONG THE WEST LINE OF SAID GOVERNMENT LOT 1; THENCE WEST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 310.25 FEET TOT THE WEST LINE OF SAID LOT 1; THENCE NORTH ALONG SAID WEST LINE OF LOT 1, 317.00 FEET TO THE BEGINNING.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

PARCEL B:

BEGINNING AT A POINT 412.50 FEET SOUTH OF THE NORTHEAST CORNER OF SECTION 12, TOWNSHIP 20 NORTH, RANGE 2 EAST OF THE WILLAMETTE MERIDIAN IN PIERCE COUNTY, WASHINGTON; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 165 FEET; THENCE WEST 264 FEET; THENCE NORTH 165 FEET; THENCE EAST 264 FEET TO THE POINT OF BEGINNING.

EXCEPT THE WEST 15 FEET OF THE NORTH 82.5 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA BY DEED RECORDED MAY 07, 1947 UNDER RECORDING NUMBER 1448676, RECORDS OF PIERCE COUNTY, WASHINGTON.

EXCEPT THE WEST 15 FEET OF THE SOUTH 82.5 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED JANUARY 28, 1947 UNDER RECORDING NUMBER 1439030, RECORDS OF PIERCE COUNTY, WASHINGTON.

ALSO EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED UNDER RECORDING NUMBER 8610060308, RECORDS OF PIERCE COUNTY, WASHINGTON.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

PARCEL C:

BEGINNING 577.50 FEET SOUTH OF THE NORTHEAST CORNER OF SECTION 12, TOWNSHIP 20 NORTH, RANGE 2 EAST OF THE WILLAMETTE MERIDIAN IN PIERCE COUNTY, WASHINGTON; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 82.5 FEET; THENCE WEST 264 FEET; THENCE NORTH 82.5 FEET; THENCE EAST 264 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT THE WEST 15 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED APRIL 12, 1954, UNDER RECORDING NUMBER 1678966, RECORDS OF PIERCE COUNTY, WASHINGTON; AND

ALSO EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED UNDER RECORDING NUMBER 8610060308, RECORDS OF PIERCE COUNTY, WASHINGTON.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

PARCEL D:

BEGINNING 660 FEET SOUTH OF THE NORTHEAST CORNER OF SECTION 12, TOWNSHIP 20 NORTH, RANGE 2 EAST OF THE W.M. IN PIERCE COUNTY, WASHINGTON; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 165 FEET; THENCE WEST 264 FEET; THENCE NORTH 165 FEET; THENCE EAST 264 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT THE WEST 30 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED UNDER RECORDING NUMBER 8610060308, RECORDS OF PIERCE COUNTY, WASHINGTON.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

                                   EXHIBIT B

                        FORM OF CLOSING PROCEDURE LETTER


                                    December
                                       15
                                    1 9 9 5


Chicago Title Insurance Company
16969 Von Karman
Suite 200
Irvine, California 92714



                 Re: $6,557,000 Loan from Nationwide Health Properties, Inc., a Maryland corporation ("LENDER") to 2010 Union Limited Partnership, a Washington limited partnership ("BORROWER"); Your Order No.: NBV 148052(Union Park at Allenmore - No. 131438)

Ladies and Gentlemen:

                 Please refer to that certain Loan Agreement dated as of December 15, 1995, by and between Borrower and Lender, a copy of which is being delivered to you with this letter. Except as otherwise defined herein, all initially-capitalized terms used herein shall have the same meaning given such terms in the Loan Agreement.

                 This letter shall constitute your instructions with respect to the "Funds" and "Documents" described herein.

A.  DELIVERY OF FUNDS.

                 On or before December 20, 1995, Lender shall wire-transfer to you immediately available funds in the sum of (i) the Loan Amount and (ii) such additional funds as may be due from Lender pursuant to the Closing Statement described in Paragraph B(3) below (the "FUNDS").

B.  DELIVERY OF DOCUMENTS.

                 1. DELIVERY OF RECORDING DOCUMENTS. Borrower or Lender shall deliver to you one fully executed and acknowledged original of each of the following documents (the "RECORDING DOCUMENTS"):

                          (a)     A Deed of Trust; and

                          (b)     An Assignment of Leases.

                          (c)     A Collateral Assignment of Sub-Lease;

                          (d) A lessor estoppel agreement and consent to Assignment of lease by deed of trust executed by the Ground Lessor with respect to the Ground Lease.

                 2. BORROWER'S DELIVERY OF NON-RECORDATION DOCUMENTS. Borrower shall deliver to you one fully executed original of each of the following documents (the "NON-RECORDATION DOCUMENTS"):

                          (a) Pay-off letters or demands (the "PAY-OFF LETTERS") from the then record holders or claimants of any encumbrance or monetary lien affecting the Facility, stating the cash amount required to be paid and where and to whom such amount is to be paid in order to satisfy and discharge of record such encumbrances.

                 3. DELIVERY AND APPROVAL OF CLOSING STATEMENT. You shall prepare, and Lender and Borrower shall approve and execute, a closing statement showing the source and application of funds received by you and the costs and expenses incurred in connection herewith (the "CLOSING STATEMENT").

                 4. DEFINITION OF DOCUMENTS. As used herein, "DOCUMENTS" shall mean, collectively, the Recording Documents, the Non-Recordation Documents and the Closing Statement.

         C. CONDITIONS TO CLOSING.

         The Funds shall not be disbursed and the Documents shall not be recorded or delivered to any person or entity until each of the following conditions are satisfied:

                 1. You have received the Funds and are unconditionally and irrevocably prepared to wire the same in accordance with Paragraph D hereof.

                 2.       You have received the Documents and are
                          unconditionally and irrevocably prepared to record the Recording Documents in accordance with Paragraph D hereof.

                 3. You are unconditionally and irrevocably committed to issue the Title Policy subject only to those exceptions (the "PERMITTED EXCEPTIONS") which appear on the pro forma title policy attached hereto as Schedule 1.

                 4.       You have received the Written Authorization.

         D. CLOSING. If the conditions specified in Paragraph C above are satisfied, then you shall immediately deliver to Borrower and Lender a written confirmation of such satisfaction in the form of Schedule 2 hereto (which confirmation shall evidence your agreement to immediately take or cause to be taken the actions hereinafter specified), and thereafter you shall immediately:

                 1. Record the Recording Documents in the order listed in Paragraph B(1) above in the Official Records of Pierce County, Washington.

                 2. Wire the respective amounts due to third parties (e.g., lien holders) under the Closing Statement in accordance with the respective instructions (the "THIRD PARTY INSTRUCTIONS") from such third parties.

                 3. Wire the amount due Lender under the Closing Statement in accordance with the wiring instructions to be provided by Lender.

                 4. Wire to Borrower the remainder of the Funds pursuant to the wiring instructions to be provided by Borrower.

                 5. Issue the Title Policy subject only to those exceptions which appear on the pro forma title policy attached hereto as Schedule 1 and deliver the same to O'Melveny & Myers, at the address specified in Paragraph E hereof, within 20 working days.

         E. DELIVERY OF DOCUMENTS. As soon as they are available, please deliver the Documents as follows:

                 1. To O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660, Attention:
                          Steven L. Edwards, Esq., the following:

                                  (a)  The recorded original of each of the
                          Recording Documents; and

                                  (b)  The originals of the Documents other
                          than the Recording Documents.

                 2. To Bogle & Gates, 601 Union Street, Seattle, Washington 98101, Attn: Kyle B. Lukins, Esq.

                                  (a)  A copy of each of the Recording
                          Documents, as recorded.

                                  (b)  A copy of the Documents other than the
                          Recording Documents.

         F. CLOSING COSTS. All closing costs incurred in carrying out your duties under this letter are to be billed in accordance with Section 4.1 of the Loan Agreement.

         G. INVESTMENT OF FUNDS.

                 1. LENDER'S FUNDS. As soon as you receive any portion of the Funds, you shall notify Lender of such fact. If Lender gives you written instructions to do so, you shall invest the Funds in treasury bills (or such other short-term investment as may be authorized by Lender) for the benefit of Lender. The interest accrued on the Funds shall be delivered to Lender, in accordance with Lender's wiring instructions, upon the closing (or, if sooner, from time to time upon the oral or written request of Lender).

                 2. COMMENCEMENT OF INTEREST. Notwithstanding Paragraph G(1), Lender shall be entitled to receive Basic Interest under the Note on its funds from the date such funds are disbursed to the Title Company. If Lender receives such Basic Interest, Borrower shall receive the interest accrued under Paragraph G(1).

         H. CANCELLATION OF INSTRUCTIONS. Notwithstanding anything to the contrary herein, if the conditions specified in Paragraph C hereof are not satisfied on or before December 20, 1995, then, if you receive written instructions to cancel this transaction from either of the undersigned, the instructions set forth in Paragraphs A through E above shall be deemed cancelled, you shall immediately return the Funds (and any interest thereon) to Lender, in accordance with Lender's wiring instructions and you shall destroy the Documents on the next business day thereafter.

         I. LIMITATION OF LIABILITY. You are acting solely as closing agent, and you shall be liable solely for your failure to comply with the terms of this letter. The foregoing will not limit your liability as title insurer under the terms of the Title Policy (such liability being in accordance with the terms of such policy).

         J. EXECUTION BY COUNTERPARTS; FACSIMILE SIGNATURES. This letter of instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions. You are hereby authorized to accept facsimile signatures on this letter of instructions as original signatures, and such facsimile signatures are hereby deemed originals.


                                           Very truly yours,

                                           "LENDER"

                                           NATIONWIDE HEALTH PROPERTIES, INC.,
                                           a Maryland corporation


                                           By:
                                               -------------------------------
                                               T. Andrew Stokes
                                               Vice President


                                           "BORROWER"

                                           2010 UNION LIMITED PARTNERSHIP,
                                           a Washington limited partnership



                                           By:
                                               -------------------------------
                                               Richard W. Boehlke,
                                               its general partner



ACCEPTED AND AGREED TO
as of the date first
above written:

CHICAGO TITLE INSURANCE COMPANY


By:
   ----------------------------

      Its:
          ---------------------

                            SCHEDULE 1 TO EXHIBIT B

                             PRO FORMA TITLE POLICY


                                 [See attached]

                            SCHEDULE 2 TO EXHIBIT B

                         CONFIRMATION BY TITLE COMPANY

                               December ___, 1995

Nationwide Health Properties, Inc.
c/o O'Melveny & Myers
610 Newport Center Drive
Suite 1700
Newport Beach, California 92660
Attention: Steven L. Edwards, Esq.

Bogle & Gates
601 Union Street
Seattle, Washington 98101
Attn: Kyle B. Lukins, Esq.


                 Re: $6,557,000 Loan from Nationwide Health Properties, Inc., a Maryland corporation ("LENDER") and 2010 Union Limited Partnership, a Washington limited partnership ("BORROWER"); Our Order No. NBV
                          148052 (Union Park at Allenmore - No. 131438)

Ladies and Gentlemen:

                 Please refer to that certain letter (the "LETTER OF INSTRUCTIONS") captioned "CLOSING PROCEDURE LETTER", dated as of December 15, 1995, from Borrower and Lender to the undersigned.

                 Pursuant to Paragraph D of the Letter of Instructions, we hereby confirm that each of the conditions to disbursement and recordation set forth in Paragraph C of the Letter of Instructions has been satisfied.

                                  Very truly yours,

                                  CHICAGO TITLE INSURANCE COMPANY


                                  By:
                                      -------------------------------

                                           Its:
                                                ---------------------

                                   EXHIBIT C

                     FORM OF WRITTEN AUTHORIZATION TO CLOSE

                                    December
                                       15
                                    1 9 9 5

Chicago Title Insurance Company
16969 Von Karman
Suite 200
Irvine, California 92714



                 Re: $6,557,000 Loan from Nationwide Health Properties, Inc., a Maryland corporation ("LENDER") to 2010 Union Limited Partnership, a Washington limited partnership ("BORROWER"); Your Order No.: NBV 148052(Union Park at Allenmore - No. 131438)

Ladies and Gentlemen:

                 You are hereby authorized to comply with the instructions delivered to you in our Closing Procedure Letter dated December 15, 1995.

                 Please confirm your receipt hereof and compliance with the aforementioned instructions by contacting, via telephone, either Steven L. Edwards, Esq., at (714) 669-7903 or Tracy D. Johnson, Esq., at (714) 669-7924

                 This Written Authorization to Close may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


                                        "LENDER"

                                        NATIONWIDE HEALTH PROPERTIES, INC.
                                        a Maryland corporation


                                        By:
                                            ------------------------------
                                            T. Andrew Stokes
                                            Vice President


                                        "BORROWER"

                                        2010 UNION LIMITED PARTNERSHIP,
                                        a Washington limited partnership


                                        By:
                                            ------------------------------
                                            Richard W. Boehlke,
                                            its general partner

                       FIRST AMENDMENT TO LOAN AGREEMENT



         This First Amendment to Loan Agreement (this "AGREEMENT") is made as of the 27th day of March, 1996 by and between 2010 UNION LIMITED PARTNERSHIP, a Washington limited partnership ("BORROWER") and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("LENDER") with respect to the following:


                                R E C I T A L S

                A. Borrower and Lender have previously executed that certain Loan Agreement dated December 15, 1995 (the "LOAN AGREEMENT") pursuant to which Lender made a loan to Borrower, which loan is secured by Borrower's leasehold estate in certain land described therein (the "LAND"). The health care facility commonly known the Union Park at Allenmore is located on the Land.

                B. The Note (as defined in the Loan Agreement) is concurrently being amended pursuant that certain Amended and Restated Secured Promissory Note of even date herewith (the "AMENDED AND RESTATED NOTE"). The Deed of Trust (as defined in the Loan Agreement) is concurrently being amended pursuant to the certain First Amendment to Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing of even date herewith (the "FIRST AMENDMENT TO DEED OF TRUST").

                C. Landlord and Tenant desire to Amend the Loan Agreement in the manner set forth in this amendment.


         NOW, THEREFORE, with reference to the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. REFERENCE TO NOTE. All references in the Loan Agreement to the Note shall mean the Amended and Restated Note.

                2. REFERENCE TO DEED OF TRUST. All references in the Loan Agreement to the Deed of Trust shall mean the Deed of Trust as amended by the First Amendment to Deed of Trust.

                3.     OTHER FACILITIES.    Pursuant to Section 7.5 of the Loan
         Agreement, Lender hereby consents to Borrower's operation of the Allenmore Assisted

         Living Facility, which is to be constructed on land adjacent to the Facility (as defined in the Loan Agreement).

                4. RATIFICATION OF LOAN AGREEMENT. The Loan Agreement, as modified herein, is hereby ratified and shall remain in full force and effect.

                5. RATIFICATION OF LOAN DOCUMENTS. The Loan Documents (as defined in the Loan Agreement) are hereby ratified and shall remain in full force and effect.

                6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument with the same effect as if all parties had signed the same signature page. The signature page of this Amendment may be detached herefrom and attached to any counterpart of this Amendment identical in form hereto but having attached to it a signature page originally executed by another signatory to this Amendment.

                7. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.



                                     "LENDER"

                                     NATIONWIDE HEALTH PROPERTIES, INC.,
                                     a Maryland corporation



                                     By:
                                         ------------------------------
                                         Gary E. Stark,
                                         Vice President




                                     "BORROWER"

                                     2010 UNION LIMITED PARTNERSHIP
                                     a Washington limited partnership

                                     By:
                                        -----------------------------------

                                     Name:
                                          ---------------------------------

                                     Title:
                                           --------------------------------





                                      3